Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Driven Deliveries, Inc.

We consent to the incorporation by reference in Amendment No. 3 to the Form S-1 of Driven Deliveries, Inc. as to our report dated May 22, 2020 with respect to the Balance Sheets of Driven Deliveries, Inc. as of December 31, 2019 and the related Statements of Operations, Statement of Shareholders’ Deficit and Statement of Cash Flows for the period then ended.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, NJ
November 30, 2020